Exhibit 31.1

Certification of Chief Executive Officer of Immix Biopharma, Inc.

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Ilya Rachman, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q/A of Immix Biopharma, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 19, 2025	/s/ Ilya Rachman
Ilya Rachman
Chief Executive Officer (Principal Executive Officer)